UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  09/20/2005

Federal Home Loan Bank of San Francisco
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-51398

Federally chartered corporation	94-6000630
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

600 California Street
San Francisco, CA 94108
(Address of Principal Executive Offices, Including Zip Code)

415-616-1000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Federal Home Loan Bank of San Francisco Director John F. Robinson, an executive vice president of Washington Mutual Bank, has informed the Bank that Washington Mutual Bank will change the designation of its home office from Stockton, California, to Henderson, Nevada, on September 23, 2005. Mr. Robinson's seat on the Bank's Board of Directors is one of the six elected director positions currently allocated to California. Under the rules of the Federal Housing Finance Board, Mr. Robinson must be an officer or director of a Bank member located in California to be eligible to remain in this seat. When the home office redesignation takes effect, Mr. Robinson's position with Washington Mutual Bank will no longer qualify him for his seat on the Board, and under the rules of the Finance Board, the seat will become vacant. The Bank's Board of Directors will then be required to select an officer or director of a Bank member located in California to fill the vacant position.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: September 23, 2005.	By:	/s/ Dean Schultz
Dean Schultz
President and Chief Executive Officer